Bronco Drilling Company, Inc. Announces Fourth Quarter and Fiscal Year 2008 Results

OKLAHOMA CITY, March 11, 2009 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GS:BRNC), announced today financial and operational results for the three months and twelve months ended December 31, 2008.

Consolidated Results
Revenues for the fourth quarter of 2008 were $76.0 million compared to $73.0 million for the third quarter of 2008 and $69.0 million for the fourth quarter of 2007.  Net loss for the fourth quarter of 2008 was $19.8 million compared to a net loss of $0.9 million for the previous quarter and net income of $6.4 million for the fourth quarter of 2007. The Company’s fully diluted earnings per share for the quarter ended December 31, 2008, were a loss of $0.75 based on 26.3 million shares.

Due to the downturn in the industry and in accordance with the Company’s impairment testwork performed at year-end, a charge of $24.3 million was recognized during the fourth quarter of 2008 as all of the Company’s goodwill was determined to be impaired. The Company also wrote down its investment in Challenger Limited by $15.3 million during the fourth quarter of 2008.  Without these items, fully diluted earnings per share for the quarter would be $0.17 and EBITDA was $21.4 million.

Revenues for the year ended December 31, 2008 were $281.1 million compared to $299.0 million for the year ended 2007.  Net loss for 2008 was $8.2 million compared to $37.6 million in net income for 2007. The Company generated EBITDA of $80.8 million in 2008 compared to $109.7 million for the previous year.  The Company’s fully diluted earnings per share for the year ended December 31, 2008, were a loss of $0.31 compared to income of $1.44 for 2007.

Land Drilling
Average operating land rigs for the fourth quarter of 2008 was 43 compared to 42 for the previous quarter and 48 for the fourth quarter of 2007.  Revenue days for the quarter increased to 3,300 from 3,208 for the previous quarter and 3,250 for the fourth quarter of 2007.  Utilization for the fourth quarter of 2008 was 83% compared to 84% for the previous quarter and 73% for the fourth quarter of 2007.  Average daily cash margins for our land drilling fleet for the quarter ended December 31, 2008, was $9,087 compared to $7,582 for the previous quarter and $8,747 for the fourth quarter of 2007.

Average operating land rigs for the year ended December 31, 2008 was 44 compared to 51 for 2007.  Revenue days for 2008 decreased to 12,712 from 14,245 for the previous year.  Utilization for 2008 was 79% compared to 76% for 2007.  Average daily cash margins for our land drilling fleet for the year ended December 31, 2008, was $7,785 compared to $8,585 for 2007.

Well Servicing
Average operating workover rigs for the fourth quarter of 2008 was 53 compared to 54 for the previous quarter and 42 for the fourth quarter of 2007.  Revenue hours for the quarter decreased to 16,793 from 25,401 for the previous quarter and decreased from 20,089 for the fourth quarter of 2007.  Utilization for the fourth quarter of 2008 was 49% compared to 73% for the previous quarter and 75% for the fourth quarter of 2007.  Average hourly cash margins for our well servicing fleet for the quarter ended December 31, 2008, was $60 compared to $50 for the previous quarter and $137 for the fourth quarter of 2007.

Average operating workover rigs for the year ended December 31, 2008 was 52 compared to 33 for 2007.  Revenue hours for 2008 increased to 91,591 from 63,746 for the previous year.  Utilization for 2008 was 68% compared to 78% for 2007.  Average hourly cash margins for our well servicing fleet for the year ended December 31, 2008, were $96 compared to $134 for 2007.

About Bronco Drilling

Bronco Drilling Company, Inc., a publicly held company headquartered in Edmond, Oklahoma, is a provider of contract land drilling services and workover services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The Nasdaq Global Select Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share par value)

	December 31,
	2008	2007
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$26,676	$5,721
Receivables
Trade and other, net of allowance for doubtful accounts of
$3,830 and $1,834 in 2008 and 2007, respectively	65,817	61,499
Unbilled receivables	2,940	2,128
Income tax receivable	2,072	1,191
Current deferred income taxes	2,844	775
Current maturities of note receivable	6,900	-
Prepaid expenses	572	705

Total current assets	107,821	72,019

PROPERTY AND EQUIPMENT - AT COST
Drilling rigs and related equipment	512,158	510,962
Transportation, office and other equipment	43,912	41,942
	556,070	552,904
Less accumulated depreciation	123,915	86,274
	432,155	466,630

OTHER ASSETS
Goodwill	-	23,908
Note receivable, less current maturities	3,451	-
Investment in Challenger	62,875	-
Restricted cash and deposit	-	2,745
Intangibles, net, and other	6,052	3,303
	72,378	29,956

	$612,354	$568,605

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$18,473	$16,715
Accrued liabilities and deferred revenues	16,249	19,280
Current maturities of long-term debt	1,464	1,256

Total current liabilities	36,186	37,251

LONG-TERM DEBT, less current maturities	116,083	66,862

DEFERRED INCOME TAXES	66,074	68,063

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 100,000
shares authorized; 26,346 and 26,031 shares
issued and outstanding at December 31, 2008 and 2007	267	262

Additional paid-in capital	304,015	298,195

Retained earnings	89,729	97,972
Total stockholders' equity	394,011	396,429

	$612,354	$568,605

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Years Ended December 31,
	2008	2007	2006
	(Unaudited)
REVENUES
Contract drilling revenues, including 2%, 1% and 4%
to related parties	247,829	276,088	$285,828
Well service, including 1% and 0% to related parties	33,284	22,864	-
Gain on Challenger transactions	3,138	-	-
	284,251	298,952	285,828
EXPENSES
Contract drilling	148,866	153,797	139,607
Well service	24,478	14,299	-
Depreciation and amortization	50,388	44,241	30,335
General and administrative	33,771	22,690	15,709
Impairment of goodwill	24,328	-	-
	281,831	235,027	185,651

Income from operations	2,420	63,925	100,177

OTHER INCOME (EXPENSE)
Interest expense	(4,171)	(4,762)	(1,736)
Loss from early extinguishment of debt	(155)	-	(1,000)
Interest income	1,058	1,239	164
Equity in income of Challenger	3,018	-	-
Impairment of investment in Challenger	(15,274)	-	-
Other	(300)	294	284
	(15,824)	(3,229)	(2,288)
Income (loss) before income taxes	(13,404)	60,696	97,889
Income tax (benefit) expense	(5,161)	23,104	38,056

NET INCOME (LOSS)	$(8,243)	$37,592	$59,833

Income (loss) per common share-Basic	$(0.31)	$1.45	$2.43

Income (loss) per common share-Diluted	$(0.31)	$1.44	$2.43

Weighted average number of shares outstanding-Basic	26,293	25,996	24,585

Weighted average number of shares outstanding-Diluted	26,293	26,101	24,623

Bronco Drilling Company Inc.
Quarterly Results
Year Ended December 31, 2008
(Amounts in thousands except per share amounts)
(Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter (1)	Quarter (2)
2008
Revenues	$67,003	$68,307	$72,920	$76,021
Income (loss) from operations	11,206	7,642	(609)	(15,819)
Income tax expense (benefit)	4,552	2,655	(60)	(12,308)
Net income (loss)	8,148	4,339	(917)	(19,813)
Income (loss) per share:
Basic	0.31	0.17	(0.03)	(0.75)
Diluted	0.31	0.16	(0.03)	(0.75)

(1)	Includes $6,000 of failed merger costs.

(2)	Includes $24,328 and $15,274 of impairments of goodwill and Challenger investment.

Non-GAAP Financial Measures

This press release includes a presentation of average daily cash margin for our land drilling fleet, average hourly cash margin for our well servicing fleet and EBITDA which are not financial measures recognized under generally accepted accounting principles, or GAAP.  Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus well service revenue, plus well service expense, income tax expense, other expense, general and administrative expense, depreciation, amortization and impairment, and divided by revenue days for the period.  Average hourly cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus contract drilling revenue, plus contract drilling expense, income tax expense, other expense, general and administrative expense, depreciation, amortization and impairment, and divided by revenue hours for the period.  EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, depreciation, amortization and impairment. We have presented average daily cash margin, average hourly cash margin and EBITDA because we use these metrics as an integral part of our internal reporting to measure our performance and to evaluate the performance of our senior management. We consider these metrics to be important indicators of the operational strength of our business. A limitation of these metrics, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, we believe that average daily cash margin, average hourly cash margin and EBITDA provide useful information to our investors regarding our performance and overall results of operations. Neither average daily cash margin, average hourly cash margin nor EBITDA is intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, none of these metrics is intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

The following presents a reconciliation of average daily cash margin and EBITDA to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):

	Three Months Ended		Three Months Ended
	December 31,		September 30,
	2008	2007	2008
	(Unaudited)		(Unaudited)
Reconciliation of average daily
cash margin to net income (loss):
Net income (loss)	$(19,813)	$6,424	$(917)
Well service revenue	(6,267)	(7,189)	(9,474)
Well service expense	5,255	4,447	8,201
Income tax expense (benefit)	(12,308)	3,566	(60)
Other expense	1,032	1,011	435
General and administrative	9,418	7,247	13,199
Depreciation and amortization	13,067	12,923	12,939
Impairment of goodwill	24,328	-	-
Impairment of investment in Challenger	15,274	-	-

Drilling margin	29,986	28,429	24,323

Revenue days	3,300	3,250	3,208

Average daily cash margin	$9,087	$8,747	$7,582

	Year Ended
	December 31,
	2008	2007
	(Unaudited)
Reconciliation of average daily
cash margin to net income (loss):
Net income (loss)	$(8,243)	$37,592
Gain on Challenger transaction	(3138)	-
Well service revenue	(33,284)	(22,864)
Well service expense	24,478	14,299
Income tax expense (benefit)	(5,161)	23,104
Other expense	550	3,229
General and administrative	33,771	22,690
Depreciation and amortization	50,388	44,241
Impairment of goodwill	24,328	-
Impairment of investment in Challenger	15,274	-

Drilling margin	98,963	122,291

Revenue days	12,712	14,245

Average daily cash margin	$7,785	$8,585

	Three Months Ended		Three Months Ended
	December 31,		September 30,
	2008	2007	2008
	(Unaudited)		(Unaudited)
Reconciliation of average hourly
cash margin to net income (loss):
Net income (loss)	$(19,813)	$6,424	$(917)
Contract drilling revenue	(69,753)	(61,777)	(63,509)
Contract drilling expense	39,767	33,349	39,186
Income tax expense (benefit)	(12,308)	3,566	(60)
Other expense	1,032	1,011	435
General and administrative	9,418	7,247	13,199
Depreciation and amortization	13,067	12,923	12,939
Impairment of goodwill	24,328	-	-
Impairment of investment in Challenger	15,274	-	-

Well service margin	1,012	2,743	1,273

Operating hours	16,793	20,089	25,401

Average hourly cash margin	$60	$137	$50

	Year Ended
	December 31,
	2008	2007
	(Unaudited)
Reconciliation of average hourly
cash margin to net income (loss):
Net income (loss)	$(8,243)	$37,592
Contract drilling revenue	(250,967)	(276,088)
Contract drilling expense	148,866	153,797
Income tax expense (benefit)	(5,161)	23,104
Other expense	550	3,229
General and administrative	33,771	22,690
Depreciation and amortization	50,388	44,241
Impairment of goodwill	24,328	-
Impairment of investment in Challenger	15,274	-

Well service margin	8,806	8,565

Operating hours	91,591	63,746

Average hourly cash margin	$96	$134

	Three Months Ended		Three Months Ended
	December 31,		September 30,
	2008	2007	2008
	(Unaudited)		(Unaudited)
Calculation of EBITDA:
Net income (loss)	$(19,813)	$6,424	$(917)
Interest expense	815	1,690	969
Income tax expense (benefit)	(12,308)	3,566	(60)
Depreciation and amortization	13,067	12,923	12,939
Impairment of goodwill	24,328	-	-
Impairment of investment in Challenger	15,274	-	-

EBITDA	$21,363	$24,603	$12,931

	Year Ended
	December 31,
	2008	2007
	(Unaudited)
Calculation of EBITDA:
Net income (loss)	$(8,243)	$37,592
Interest expense	4,171	4,762
Income tax expense (benefit)	(5,161)	23,104
Depreciation and amortization	50,388	44,241
Impairment of goodwill	24,328	-
Impairment of investment in Challenger	15,274	-

EBITDA	$80,757	$109,699

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com